Exhibit 23.2


                          Consent of Roger Fidler, Esq.


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                                     CONSENT


     I, Roger Fidler, hereby consent to the use of my opinion dated April 26, 2000 and my name under the caption "Legal Matters" in the SB-2 Registration Statement and prospectus, and any amendments thereto, as filed with the Securities and Exchange Commission. of Blue Thunder Corp. to be filed with the Securities and Exchange Commission.



                                            /s/Roger Fidler
                                            ---------------------
                                             Roger Fidler




   Dated: April 26, 2000